UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2025

CLASSOVER HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-42588	99-2827182
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

450 7th Avenue, Suite 905 New York, New York	10123
(Address of Principal Executive Offices)	(Zip Code)

(800) 345-9588

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	KIDZ	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class B Common Stock, each at an exercise price of $11.50 per share	KIDZW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 30, 2025, Classover Holdings, Inc. (the “Compay”) entered into an Equity Purchase Facility Agreement (the “EPFA”) with Solana Strategic Holdings LLC (the “Investor”).  Pursuant to the EPFA, subject to certain conditions precedent contained therein, the Company has the right to issue and sell to the Investor, and the Investor shall purchase from the Company, up to an aggregate of $400 million in newly issued shares of the Company’s Class B common stock, par value $0.0001 per share (the “Shares”); provided, however, that the Company will not issue a number of Shares in excess of 19.9% of the issued and outstanding shares of the Company on the date of the EPFA without first obtaining stockholder approval for such issuance as required by Nasdaq rules.  The Company will control the timing and amount of any sales of Shares to the Investor pursuant to the EPFA.

In connection with the EPFA, the Company has adopted a Solana-centric digital asset treasury strategy pursuant to which the Company will, subject to certain limitations, allocate a significant portion of the proceeds received from the sale of any Shares under the EPFA to the purchasing, long-term holding, and staking of Solana tokens, including operating Solana validators to earn staking rewards and contribute to the network’s security and decentralization and reinvesting staking yields to further expand the Company’s Solana holdings and strengthen its engagement within the Solana ecosystem.  The Company has engaged Chaince Securities LLC as advisor to assist the Company with this treasury strategy.  Proceeds from the sale of Shares under the EPFA shall also be used for general working capital to expand the Company’s business and for potential strategic acquisitions.

In connection with entering into the EPFA with the Investor, the Company entered into a Registration Rights Agreement (the “RRA”).  Pursuant to the RRA, the Company agreed to register for resale the Shares that are to be sold to the Investor under the EPFA within certain time periods set forth in the RRA.  If the registration statement covering the resale of the Shares is not filed or declared effective by certain dates set forth in the RRA, the Company will be required to pay the Investor certain amounts as liquidated damages.

The offer and sale to the Investor of the Shares issuable under the EPFA will be made in reliance upon Section 4(a)(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or upon such other exemption or exclusion from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions with the Investor to be made under the EPFA.

The foregoing descriptions of the EPFA and RRA are not complete and are qualified in their entirety by reference to the full text of the EPFA and RRA, copies of which are filed as Exhibits 10.1 and 10.2, respectively, hereto and are incorporated herein by reference.

On May 1, 2025, the Company issued a press release announcing its entry into the EPFA.  A copy of the press release is filed herewith as Exhibit 99.1.

Item 3.02 Unregistered Sales of Equity Securities.

Information regarding unregistered sales of securities set forth under Item 1.01 of this Current Report on Form -K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Equity Purchase Facility Agreement
10.2	Registration Rights Agreement
99.1	Press release
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLASSOVER HOLDINGS, INC.

Dated: May 1, 2025	By:	/s/ Hui Luo
Name: Hui Luo
Title: Chief Executive Officer

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